UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2016

HATTERAS FINANCIAL CORP.

(Exact name of registrant specified in its charter)

Maryland	1-34030	26-1141886
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

751 West Fourth Street

Suite 400

Winston-Salem, North Carolina 27101

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (336) 760-9331

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On May 4, 2016, Hatteras Financial Corp. (the “Company”) held its annual meeting of shareholders. The matters on which the shareholders voted, in person or by proxy were:

(i)	for the election of eight directors of the Company to hold office until the 2017 annual meeting of shareholders and until their successors are duly elected and qualified;

(ii)	the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016; and

(iii)	the approval, by non-binding vote, of executive compensation.

The results of the voting were as follows:

Election of Directors:

Director	Votes For	Votes Withheld	Abstentions	Broker Non- Votes
David W. Berson	58,802,774	7,019,515	-0-	18,912,316
Benjamin M. Hough	57,822,898	7,999,391	-0-	18,912,316
Michael R. Hough	58,515,998	7,306,291	-0-	18,912,316
Ira G. Kawaller	58,787,923	7,034,366	-0-	18,912,316
Vicki McElreath	59,502,678	6,319,611	-0-	18,912,316
Jeffrey D. Miller	54,294,137	11,528,152	-0-	18,912,316
William V. Nutt, Jr.	58,794,807	7,027,482	-0-	18,912,316
Thomas D. Wren	59,516,888	6,305,401	-0-	18,912,316

Ratification of Appointment of Independent Registered Public Accounting Firm:

Votes For	Votes Against	Abstentions	Broker Non-Votes
84,244,130	364,768	125,707	N/A

Approval of Executive Compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
26,601,434	38,605,929	614,926	18,912,316

The vote on executive compensation is non-binding, however the board of directors and the compensation and governance committee will consider the results of this advisory vote when making future compensation decisions for the Company’s executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HATTERAS FINANCIAL CORP.

By:	/s/ Kenneth A. Steele
Kenneth A. Steele
Chief Financial Officer, Treasurer and
Secretary

Dated: May 4, 2016